UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report

(Date of earliest event reported):

September 14, 2012

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fifth Avenue S.W. Olympia, WA		98501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

In connection with the acquisition of Northwest Commercial Bank, Lakewood, Washington (“NCB”) described below in Item 8.01 of this Current Report on Form 8-K, Heritage Financial Corporation (“Company”) issued the press release and presentation attached hereto as Exhibits 99.1 and 99.2, respectively. The information furnished in this Item 7.01, including Exhibits 99.1 and 99.2, are being furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 8.01 – Other Events.

On September 14, 2012, the Company announced that it had entered into a definitive agreement along with its financial institution subsidiary, Heritage Bank, to acquire NCB for cash consideration of $3.0 million, or $5.50 per share. Pursuant to the agreement, the NCB shareholders have the ability to potentially receive additional consideration based on an earn-out structure, which could provide an additional $1.8 million, or $3.34 per NCB share. Prior to the closing of the transaction, NCB will redeem its outstanding preferred stock of approximately $2.0 million issued to the U.S. Treasury in connection with its participation in the Troubled Asset Relief Program Capital Purchase Plan.

The boards of the Company, Heritage Bank and NCB unanimously approved the acquisition, which is also subject to approval by NCB’s shareholders, as well as regulatory approvals and other customary conditions of closing. Upon closing of the transaction, which is anticipated to take place in the fourth quarter of 2012, NCB will be merged with and into Heritage Bank.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “expected,” “anticipate,” “continue,” or other comparable words. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the Company’s filings with the Securities and Exchange Commission, particularly its Form 10-K for the fiscal year ended December 31, 2011, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management. Specific risks regarding the transaction included herein include, but not limited to, the approval of the merger by NCB’s shareholders, the ability of the Company, Heritage Bank and NCB to receive regulatory approval for the merger, the satisfaction of the conditions for closing, the timing of the closing, and the ability of the Company and Heritage Bank to effectively integrate NCB into their operations.

ITEM 9.01 – Financial Statements and Exhibits.

(d) –Exhibits

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

99.1     Joint Press Release announcing the merger dated September 14, 2012

99.2     Heritage Financial Corporation Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date: September 14, 2012	By:	/s/ Brian L. Vance
Brian L. Vance
President and Chief Executive Officer